                                                                    Exhibit 21.1


                              ORGANIZATIONAL CHART
                              --------------------


                         ----------------------------------
                         |  Rogers Communications Inc.(1) |
                         ----------------------------------
                                        |
                                        |
                             100%       |
                                        |
                                        |
                          -----------------------------
                          |   Rogers Cable Inc.+(2)   |
                          -----------------------------
                                        |
                                        |
----------------------------------------|
|           |                           |
|    ------------------       100%      |
|    | Rogers Cable   |                 |
|----|   Systems      |   -----------------------------
|    |  Investments   |   |       Rogers Cable        |
|    |     Inc.(2)    |   |  Communications Inc.+(2)  |
|    ------------------   -----------------------------
|    -------------------                |
|    |    969056       |       80%      |
|----|    Ontario      |                |
     |   Limited(2)    |   -----------------------------
     -------------------    |  Solv Signals Limited(2)  |
                           -----------------------------



NOTES: The companies that are denoted with a + form the "restricted group".

(1) British Columbia

(2) Ontario